Exhibit 10.1

AMENDMENT

TO CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT, effective as of December 31, 2008, is made and entered into by and between COLUMBIA STATE BANK (“Employer”) and the executive whose signature appears below (“Executive”).

Recitals

A. Employer and Executive are parties to a Change in Control Agreement (“Original Agreement”), effective                     , pursuant to which Employer is obligated to make severance payments to Executive.

B. Employer and Executive have agreed to amend the Original Agreement to conform to the requirements of § 409A of the U.S. Internal Revenue Code of 1986, as amended (“Code”).

NOW, THEREFORE, for and inconsideration of the above, and the mutual covenants, terms and conditions hereof, the parties hereto agree as hereinafter set forth below.

Agreement

1. Meaning of “Termination of Employment.” When used in the Original Agreement, the term “termination of Executive’s employment” and other terms of similar import shall mean Executive’s “separation from service,” as defined in Code § 409A and Treasury regulations issued thereunder.

2. Timing of Payments. The last sentence of Paragraph 2 of the Original Agreement is hereby amended to read as follows:

“The Severance Benefit shall be paid over a two year period in equal monthly payments without interest on the last day of each month, with the first payment being made on the last day of the month in which the Termination Event described in paragraphs 4.1 or 4.2, as the case may be, occurs.”

3. Six Month Delay in Payments. The following new paragraph 8 is hereby added to the Original Agreement:

“8. Specified Employee - Delay in Payments. If Executive is a “specified employee,” then amounts payable to him under this Agreement on account of a “separation from service” that could cause him to be subject to the gross income inclusion, interest and additional tax provisions of U.S. Internal Revenue Code § 409A(a)(1) shall not be paid until after the end of the sixth calendar month beginning after such separation from service (the “Suspension Period”). Within fourteen (14) calendar days after the end of the Suspension Period, the Company shall make a lump sum payment to Executive in cash in an amount equal to the sum of all payments delayed because of the preceding sentence. Thereafter, Executive shall receive any remaining payments under this Agreement as if the immediately preceding provisions of this Paragraph 8 were not a part of the Agreement. For purposes of this Agreement, the terms “specified employee” and “separation from service” shall have the meanings given to those terms in U.S. Internal Revenue Code § 409A and the Treasury regulations issued thereunder.”

EMPLOYER:	COLUMBIA STATE BANK

By
Melanie J. Dressel Its President

EXECUTIVE:

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